UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): March 25, 2008 (March 19, 2008)

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number:  1-9900

Maryland	86-0602478
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
233 Wilshire Blvd., Suite 830, Santa Monica, CA 90401
(Address of Principal Executive Offices, Including Zip Code)

310-395-2083
(Registrant’s Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As previously announced, Pacific Office Properties Trust, Inc. (the “Company”) consummated on March 19, 2008 the transactions (the “Transactions”) contemplated by that certain Master Formation and Contribution Agreement, dated as of October 3, 2006, as subsequently amended (the “Master Agreement”), between Arizona Land Income Corporation, an Arizona corporation (“AZL”) and POP Venture, LLC, a Delaware limited liability company (“POP Venture”).
Reincorporation
     On March 19, 2008 (the “Effective Date”), in order to effect a change in its state of incorporation required by the Master Agreement, AZL merged (the “Reincorporation”) with and into its wholly owned subsidiary, Pacific Office Properties Trust, Inc., a Maryland corporation, creating the Company, which was the surviving corporation in the merger. The Reincorporation was effected as part of the Transactions.
Formation of Umbrella Partnership
     Also as part of the Transactions, the Company formed an umbrella partnership, Pacific Office Properties, L.P. (“UPREIT”), in which the Company is the sole general partner. On the Effective Date, and immediately following the Reincorporation, the UPREIT acquired from POP Venture ownership interests in nine office properties (the “Contributed Properties”), more fully described in Item 2.01 below, which comprise approximately 2.4 million square feet of office space, located in the Honolulu, San Diego and Phoenix metropolitan areas. In consideration for the acquired property interests, the UPREIT issued to POP Venture 13,576,165 common units (the “Common Units”) and 4,545,300 preferred units (the “Preferred Units”), each of which will become redeemable for shares of the Company’s common stock no earlier than two years after the Effective Date.
     As a result of the Reincorporation, AZL’s common stock, which traded under the symbol “AZL,” ceased trading on the American Stock Exchange following the close of trading on March 19, 2008. Pursuant to Rule 12g-3(a) under the Securities Exchange Act, the Company’s common stock is deemed registered under Section 12(b) of the Exchange Act and, on March 20, 2008, the Company’s common stock began trading on the American Stock Exchange under the symbol “PCE.” For purposes of Rule 12g-3(a), the Company is the successor issuer to AZL.
     Described below are a number of material agreements entered into on the Effective Date as a part of the Transactions.
Advisory Agreement
     On the Effective Date, the Company and the UPREIT executed an advisory agreement (the “Advisory Agreement”) with Pacific Office Management, Inc., a Delaware corporation (the “Advisor”), pursuant to which the Advisor will manage the day-to-day operations of the Company and the UPREIT in accordance with guidelines established by the Company’s Board of Directors. The Advisor is owned by Jay H. Shidler, Chairman of the Company’s Board of Directors, and certain related parties of The Shidler Group. Dallas E. Lucas, a member of the Company’s Board of Directors and the Company’s Chief Executive Officer, is also the Chief Executive Officer and an employee of the Advisor.
     For performing services under the Advisory Agreement, the Advisor will receive:
•	an annual base management fee of $1.5 million per year, which is payable in arrears on a quarterly basis, and a supplemental management fee, also payable in arrears, in the event that the aggregate gross asset value, excluding depreciation, of the Company’s real property (whether or not fully reflected in its financial statements) exceeds $1.5 billion. The supplemental management fee is an annual amount equal to one tenth of one percent (0.1%) of the amount by which the Company’s aggregate gross asset value exceeds $1.5 billion. These management fees will be reduced by up to 50% of direct expenses incurred by the Company to certain other service providers, such as its independent registered public accountants, in the conduct of the Company’s business; and

•	real property transaction management fees for performing real property transaction management services for the Company, including all origination, underwriting, acquisition, capitalization and disposition services performed on the Company’s behalf. All real property transaction management fees payable to the Advisor are required to be based on the prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located, and must be approved by a majority of the Company’s directors who are not employees of the Company or the Advisor.
     Although the Advisor will provide some of the required functions and personnel itself, the Advisor has subcontracted substantially all of its advisory obligations to two affiliates of the Advisor immediately following the consummation of the Transactions, as permitted under the Advisory Agreement.
     The foregoing summary is qualified by reference to the Advisory Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference herein.
Umbrella Partnership Limited Partnership Agreement
     At the Effective Time, the Company became a party to the Agreement of Limited Partnership of the UPREIT (the “UPREIT Partnership Agreement”) as the sole general partner together with POP Venture, which is the sole material limited partner.
     Under the UPREIT Partnership Agreement, as sole general partner, the Company will have complete responsibility and discretion in the management and operation of the UPREIT. Initially, the UPREIT’s partnership units are to be comprised of Common Units and Convertible Preferred Units. However, as general partner, the Company has the authority to designate additional types of units with such rights and preferences as it determines, including units with distribution rights or rights upon liquidation that are inferior or junior to the Common Units or units with distribution rights or rights upon liquidation that are on parity with, or are senior or prior to, the Convertible Preferred Units. The Company does not presently intend to apply for the listing of Convertible Preferred Units or Common Units on any exchange or interdealer quotation system.
     Under the UPREIT Partnership Agreement, each limited partner has the right to redeem its Common Units. This right may be exercised at the election of that limited partner by giving written notice, subject to some limitations. POP Venture has agreed not to exercise the redemption rights of the Common Units that it receives until two years after the Transactions are consummated. The consideration for each of the Common Units to be redeemed will equal the fair market value of one share of Company common stock, subject to adjustment in the event of a stock split or other recapitalization event. The consideration for the Common Units may be paid in cash or, at the Company’s discretion, by the issuance of a number of shares of common stock equal to the number of Common Units with respect to which the redemption rights are being exercised, subject to adjustment based on stock splits and other recapitalization events. Common Units received upon conversion of the Convertible Preferred Units are entitled to the same rights of redemption for cash or shares, however, holders of Common Units, as a result of a conversion of Convertible Preferred Units, may not exercise this right of redemption for such Common Units for one year from the date of conversion.
     The UPREIT Partnership Agreement contains complex provisions relating to allocations, distributions and control, including the conversion of Convertible Preferred Units into Common Units, and the foregoing discussion is intended only as a summary. The foregoing summary is qualified by reference to the Amended and Restated Agreement of Limited Partnership filed as Exhibit 10.2 hereto, which is incorporated by reference herein.
Registration Rights
     On the Effective Date, the Company designated POP Venture and subscribers for shares of the Company’s Common Stock as rights holders under its new Master Registration Rights Agreement. Pursuant to the Master Registration Rights Agreement, the Company is obligated, for the benefit of persons identified from time to time in one or more supplemental registration rights agreements, to register for resale, on a continuous or “shelf” basis, shares of Common Stock that were either issued to rights holders as part of the Transactions or that are issuable upon redemption of Preferred Units and Common Units of the UPREIT issued to rights holders either in connection with the Transactions or after the Effective Date. The Master Registration Rights Agreement also grants to rights holders rights to sell their shares of Common Stock in subsequent offerings by the Company of its securities in an offering registered under the Securities Act of 1933. However, the Company has retained certain rights to defer registration in circumstances where such registration would be detrimental to the Company.
     The Company is obligated under the Master Registration Rights Agreement to pay all identifiable registration-related expenses in connection with registrations effected by the Company pursuant to its obligations under the Master Registration Rights Agreement.
     The foregoing summary is qualified by reference to the Master Registration Rights Agreement filed as Exhibit 10.3 hereto, which is incorporated by reference herein.

Noncompetition Agreement
     On the Effective Date, the UPREIT entered into a Noncompetition Agreement (the “Noncompetition Agreement”) with Jay H. Shidler, the Chairman of the Company’s Board of Directors. This agreement limits Mr. Shidler’s right to compete with the UPREIT, and prohibits, without the Company’s prior written consent, Mr. Shidler from investing in certain office properties in any county in which the Contributed Properties are located, in the Company’s targeted geographic operating region and in any county in which the UPREIT owns an office property. This covenant not to compete does not restrict:
•	business conducted on behalf of the Company;

•	investments in which Mr. Shidler obtained an interest prior to the Transactions;

•	investments in areas in which the UPREIT does not own office property at the time of such investment;

•	activities of First Industrial Realty Trust, Inc., Corporate Office Properties Trust and their respective affiliates;

•	investment opportunities considered and rejected by the Company;

•	activities contemplated by the option to acquire additional properties that POP Venture granted to the Company at Closing; and

•	investments in any entity as long as Mr. Shidler does not own more than 4.9% of the entity and is not actively engaged in the management of such entity.
     In the event of a breach of his Noncompetition Agreement, and if the Company and Mr. Shidler are unable to resolve the dispute within 30 days after a written notice of breach is sent, the aggrieved party may pursue legal and equitable remedies. Mr. Shidler has agreed in the Noncompetition Agreement that the Company may obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of the Noncompetition Agreement to the extent that the law allows. Mr. Shidler’s Noncompetition Agreement remains in effect as long as Mr. Shidler remains one of the Company’s directors or officers.
     The foregoing summary is qualified by reference to the Noncompetition Agreement filed as Exhibit 10.4 hereto, which is incorporated by reference herein.
Guarantor Indemnification Agreement
     The debt encumbering certain of the Contributed Properties and the obligations imposed under the ground lease encumbering one of the Contributed Properties are secured, in part, by certain guaranty and indemnity obligations, and in the case of one of the Contributed Properties, by the delivery to the lender of certain letters of credit. In connection with the Transactions, the UPREIT has agreed to indemnify the guarantors and indemnitors under these guaranties and indemnities and the applicants under the letters of credit, in each case in accordance with the provisions of the Master Agreement. The UPREIT’s indemnification obligations are set forth in certain Indemnification Agreements (the “Guarantor Indemnification Agreements”) entered into on the Effective Date between the UPREIT and Jay H. Shidler, James C. Reynolds and entities wholly-owned or controlled by them. The Company’s indemnification obligations and the procedures for indemnification are substantially identical in each of the Guarantor Indemnification Agreements, although the obligations of the indemnitees with respect to which the Company is providing indemnification vary among the Guarantor Indemnification Agreements.
     The foregoing summary is qualified by reference to the form of the Guarantor Indemnification Agreements entered into by the Company filed as Exhibit 10.5 hereto, which is incorporated by reference herein.
Option to Purchase Additional Properties
     As part of the Transactions, POP Venture and its affiliates have granted an option to the UPREIT to acquire additional office properties in defined target markets to be identified when the Transactions are consummated. If the UPREIT exercises its option, POP Venture or its affiliated entities will contribute such additional office properties to the UPREIT at contribution values equal to their total net investment, including third party transactional expenses, in consideration for cash or, at the UPREIT’s election, Common Units valued at the 90 trading day average closing price per share of the Common Stock. Parcels of real property subject to this option are prospective and completed acquisitions by POP Venture or its affiliates consummated no later than June 30, 2008 and identified at the closing of the Transactions.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     As described in Item 1.01 above, on the Effective Date, and immediately following the Reincorporation, the UPREIT acquired from POP Venture its ownership interests in the Contributed Properties, which comprise approximately 2.4 million square feet of office space, located in the Honolulu, San Diego and Phoenix metropolitan areas.
     The Contributed Properties are described in the table below.

		RENTABLE	PERCENTAGE
PROPERTY	MARKET	SQ. FT.	OWNERSHIP

Waterfront Plaza	Honolulu	523,691	100.0%
500 Ala Moana Boulevard

Davies Pacific Center	Honolulu	355,792	100.0%
841 Bishop Street

Pan Am Building	Honolulu	211,097	100.0%
1600 Kapiolani Boulevard

First Insurance Center	Honolulu	201,850	100.0%
1100 Ward Avenue

Pacific Business News Building	Honolulu	89,994	100.0%
1833 Kalakaua Avenue

City Center	Honolulu	73,680	100.0%
810 Richards Street

City Square	Phoenix	738,300	100.0%
3800 North Central Avenue 3838 North Central Avenue 4000 North Central Avenue

Sorrento Technology Center	San Diego	63,363	100.0%
10140 Barnes Canyon Road 10180 Barnes Canyon Road

Seville Plaza	San Diego	138,277	7.5%
5469 Kearny Villa Road 5471 Kearney Villa Road 5473 Kearny Villa Road
     In consideration for the acquired property interests, the UPREIT issued to POP Venture 13,576,165 Common Units and 4,545,300 Preferred Units, each of which will become redeemable for shares of the Company’s Common Stock no earlier than two years after the Effective Date.
     The Company has agreed, for 10 years after the Effective Date, not to sell the Contributed Properties except on a tax-deferred basis, to prepay or defease any mortgage indebtedness of the Contributed Properties only under certain conditions and to promptly replace condemned or damaged Contributed Property. The Company’s agreements are intended to help preserve the intended tax consequences of the contribution transactions for POP Venture. The Company may be obligated to make-whole cash payments if it is unable to comply with the foregoing parameters.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The Contributed Properties in which the Company acquired ownership interests in the Transactions are encumbered with mortgage indebtedness. This debt is non-recourse except for one mortgage loan in a $4 million principal amount which is full recourse but short-term and guaranties and indemnities entered into by the UPREIT which are limited to customary non-recourse covenants for borrower misconduct. In addition, each loan is subject to acceleration upon the occurrence of an event of default, and each lender has the right, upon default, to advance additional sums (thereby increasing the loan balance) to cure the default. The following table sets forth information relating to the material borrowings with respect to the Contributed Properties as of the Closing Date. Unless otherwise indicated in the footnotes to the table, each loan requires monthly payments of interest only and a balloon payment at maturity:

	PRINCIPAL	INTEREST		MATURITY		BALANCE DUE AT		PREPAYMENT/
PROPERTY	BALANCE	RATE		DATE		MATURITY DATE		DEFEASANCE

City Center (1)	$3,912,559	7.5%		8/15/08		$3,840,903		(2)
Davies Pacific Center	95,000,000	5.86%		11/11/16		95,000,000		(3)
First Insurance Center	38,000,000	5.735%		1/1/16		38,000,000		(4)
First Insurance Center	14,000,000	5.395%		1/6/16		14,000,000		(5)
Pacific Business News Building(6)	11,898,982	6.98%		4/16/10		11,612,544		(7)
Pan Am Building	60,000,000	6.17%		8/11/16		60,000,000		(8)
Waterfront Plaza	100,000,000	6.3735%		9/11/16		100,000,000		(9)
Waterfront Plaza	11,000,000	6.3735%		9/11/16		11,000,000		(10)
City Square	27,500,000	5.5772%		9/1/10		27,500,000		(11)
City Square	26,611,619	LIBOR + 2.35%		9/1/10		28,500,000	(12)	(13)
Sorrento Technology Center(14)	11,800,000	5.75	%(15)	1/11/16	(15)	11,800,000		(16)
Seville Plaza (17)	24,650,000	6.432%		1/1/11		24,650,000		(18)

(1)	Requires monthly principal and interest payments of $37,931.

(2)	Loan is prepayable, subject to prepayment premium equal to greater of 2% of amount prepaid or yield maintenance.

(3)	Loan is prepayable, after second anniversary of its securitization, subject to prepayment premium equal to greater of (a) 1% of amount prepaid or (b) yield maintenance. No premium due after August 11, 2016.

(4)	Loan is prepayable subject to a prepayment premium in an amount equal to the greater of 3% of outstanding principal amount or yield maintenance. No premium due after October 1, 2015. Loan may also be defeased after earlier of December 2008 or two years after the “start-up date” of the loan, if securitized.

(5)	Loan is not prepayable until October 6, 2015; however, loan may be defeased after earlier of August 2009 and two years after the “start-up date” of the loan, if securitized. No premium is due upon prepayment.

(6)	Requires monthly principal and interest payments of $81,335.

(7)	Loan may not be prepaid until February 6, 2010. No premium is due upon prepayment. Loan may be defeased after the earlier of September 2008 or two years after the “start-up date” of the loan, if securitized.

(8)	Loan may be prepaid following second anniversary of its securitization subject to a prepayment premium equal to greater of 1% of principal balance of loan or yield maintenance. No premium is due after May 11, 2016.

(9)	Loan may be prepaid subject to payment of a yield maintenance-based prepayment premium; no premium is due after June 11, 2016. Loan may also be defeased after the date that is two years from the “start-up date” of the loan, if securitized.

(10)	Loan may be prepaid subject to payment of a yield maintenance-based prepayment premium; no premium is due after June 11, 2016.

(11)	Loan may not be prepaid until June 1, 2010. Loan may be defeased at any time after the earlier of October 1, 2008 or the date that is two years after the “start-up date” of the loan, if securitized.

(12)	Assumes entire loan amount is advanced.

(13)	Loan may be prepaid subject to payment of a fee in amount of $285,000 (until August 21, 2008) or $142,000 (after that date).

(14)	From and after January 11, 2010, requires monthly principal and interest payments in the amount of $68,862.

(15)	Although the maturity date is January 11, 2036, January 11, 2016 is the anticipated repayment date because the interest rate adjusts as of January 11, 2016 to greater of 7.75% or treasury rate plus 70 basis points, plus 2.7%.

(16)	No prepayment is permitted prior to October 11, 2016. Loan may be defeased after the earlier of December 15, 2009 or second anniversary of the “start-up date” of the loan, if securitized.

(17)	Current percentage ownership for this property is 7.5%; stated loan amount, however, applies to 100% of the property, rather than only 7.5% interest.

(18)	No prepayment permitted prior to July 11, 2010. Any prepayment is subject to payment of prepayment premium in an amount equal to greater of 1% of amount of prepayment or yield maintenance. Loan may also be defeased from December 12, 2005 and ending on earlier of December 12, 2008 or second anniversary of the “start-up date” of the loan, if securitized.

Item 3.02. Unregistered Sales of Equity Securities.
     As part of the Transactions, on the Effective Date the Company sold an aggregate of 1,180,000 shares of its Common Stock to designees of POP Venture for an aggregate purchase price of $6,350,000. As part of this sale, 1,000,000 shares of Common Stock were issued to an individual and five entities, including an entity controlled by Jay H. Shidler, at a price of $5.00 per share, or $5,000,000 in the aggregate, and 180,000 shares of Common Stock were issued to a single entity at a price of $7.50 per share, or $1,350,000 in the aggregate. The issuance of the shares of Common Stock was effected pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder, as the offering was made only to qualifying investors and on terms negotiated as an integral part of the Transactions.
     The Company also granted to POP Venture an option to purchase up to 500,000 shares of Common Stock at a price of $7.50 per share, which option is exercisable for three months after the Effective Date. The issuance of the option was effected pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder, as the offering was made to a qualifying investor and on terms negotiated as an integral part of the Transactions.
     On the Closing Date, the Company also issued to the Advisor, in return for $100, a share of newly-created proportionate voting preferred stock (the “Proportionate Voting Preferred Stock”) entitling the Advisor to vote on all matters for which stockholders of the Company are entitled to vote. The rights of the Proportionate Voting Preferred Stock are set out in Articles Supplementary to the Charter described in Item 3.03 below. The number of votes that the Advisor will be entitled to cast in respect of its Proportionate Voting Preferred Stock will initially equal the number of shares of Common Stock of the Company which are issuable upon exchange of UPREIT units that are outstanding on the Effective Date, immediately following the consummation of the Transactions. The Proportionate Voting Preferred Stock will represent approximately 94.18% of the Company’s voting power immediately following the consummation of the Transactions. As units are redeemed at the option of the unitholder, the number of votes attaching to the Advisor’s Proportionate Voting Preferred Stock will be decreased by an equivalent amount. The Advisor will not be entitled to any regular or special dividend payments or other distributions on its Proportionate Voting Preferred Stock. The Advisor has agreed in the Advisory Agreement to cast the votes of the Proportionate Voting Preferred Stock in direct proportion to the votes that are cast by holders of the underlying UPREIT units. The issuance of the share of Proportionate Voting Preferred Stock was effected pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder, as the offering was made to a qualifying investor and on terms negotiated as an integral part of the Transactions.
Item 3.03. Material Modification to Rights of Security Holders.
     As part of the Reincorporation, the Company adopted an Amended and Restated Charter, which has been filed as Exhibit 3.1 hereto (the “Charter”), and Amended and Restated Bylaws, which have been filed as Exhibit 3.2 hereto (the “Bylaws”).

     The Charter generally does not permit ownership in excess of 4.9% of the common or capital stock of the Company without prior approval from the Company’s Board of Directors. In connection with the Transactions, the Company has granted exceptions from this ownership limitation to each of Jay Shidler and the other subscribers that beneficially own a portion of the 1,180,000 shares of Common Stock issued by the Company on the Effective Date, as more fully described in Item 3.02 above.
     In addition, as a part of the Transactions, the Company’s Board of Directors classified from the Company’s unissued shares of preferred stock, and caused the Company to issue to the Advisor, one share of Proportionate Voting Preferred Stock, which will be entitled to vote on all matters for which holders of Common Stock will be entitled to vote. The rights of the Proportionate Voting Preferred Stock are set out in Articles Supplementary to the Charter, which have been filed as Exhibit 3.3 hereto (the “Articles Supplementary”), and this description is qualified by reference to this filed document which is incorporated herein. The number of shares of the Proportionate Voting Preferred Stock may be increased only by resolution approved by all of the members of the Company’s Board of Directors. The holder of the Proportionate Voting Preferred Stock will not be entitled to any regular or special dividend, including any dividend or distribution declared or paid with respect to the shares of Common Stock or any other class or series of the Company’s stock. No transfer of the share of Proportionate Voting Preferred Stock may occur without the Company’s prior approval. The Proportionate Voting Preferred Stock has voting rights, voting with the Company’s Common Stock, with a number of votes equal to the total number of shares of Common Stock issuable upon exchange of the Common Units and, upon conversion to Common Units, Preferred Units issued in connection with the Transactions. As those UPREIT units are redeemed, the number of votes that the Proportionate Voting Preferred Stock will be entitled to cast will be decreased by an equivalent number. Any shares of Proportionate Voting Preferred Stock redeemed, purchased or otherwise acquired by the Company in any manner whatsoever will cease to be outstanding and will become authorized but unissued shares of preferred stock, without designation as to class or series until such shares are once more classified and designated. In the event of any liquidation, dissolution or winding up of the affairs of the Company, before any of its assets are distributed, paid or set aside for the holders of any equity securities ranking junior to the Proportionate Voting Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Surviving Corporation, the Company will pay to the holders of shares of Proportionate Voting Preferred Stock, out of the Company’s assets legally available for distribution to its stockholders, the sum of $.01 per share for each share of Proportionate Voting Preferred Stock held by each such holder.
     The Advisory Agreement also requires the Advisor to cast the votes of the Proportionate Voting Preferred Stock (as defined below) in direct proportion to the votes that are cast by limited partners in the UPREIT holding the applicable partnership units. The Advisor has agreed not to exercise any of its discretion over the voting or to make any recommendations to the holders of the partnership units.
Item 5.01. Changes in Control of Registrant.
     Following the consummation of the Transactions, Jay H. Shidler, the Chairman of the Company’s Board of Directors, will have significant influence over the Company’s policies and strategy and the operations and control of the Company’s business and the business of the UPREIT because of his position with the Company and the Advisor and his ability to effectively vote approximately 95% of the Company’s outstanding voting securities. Mr. Shidler controls Common Units and Preferred Units of the UPREIT representing approximately 95% of the Company’s outstanding Common Stock on a fully diluted basis assuming redemption of all the UPREIT units in exchange for shares of the Company’s Common Stock. As described in Item 3.02 above, an entity controlled by Mr. Shidler purchased, using its available cash, 423,500 of the 1,180,000 shares of the Company’s Common Stock issued on the Closing Date, for an aggregate purchase price of $2,117,500. In addition, the Advisor, which is controlled by Mr. Shidler, holds the Proportionate Voting Preferred Stock entitling it to vote on all matters submitted to a vote of the Company’s stockholders. The Proportionate Voting Preferred Stock represents approximately 94.18% of the Company’s voting power immediately following the consummation of the Transactions. Furthermore, even though the Company is the general partner of the UPREIT, operations and management control will effectively reside in the Advisor under the Advisory Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the Reincorporation, the Company’s Board of Directors appointed Dallas E. Lucas as the Company’s President and Chief Executive Officer and James M. Kasim as the Company’s Chief Financial Officer and Treasurer, in each case effective as of the consummation of the Reincorporation on the Effective Date. Mr. Lucas will serve as the Company’s principal executive officer. Mr. Kasim will serve as the Company’s principal financial officer and principal accounting officer.
     Mr. Lucas, 45, brings to the Company a wealth of experience in finance, corporate strategy and public real estate. Most recently, from 2002 to 2007, Mr. Lucas served as Executive Vice President and Chief Financial Officer of Maguire Properties, Inc. (“MPG”), a REIT focused on the office market of Southern California. From 1998 to 2002, Mr. Lucas served as the Director, Vice President and Chief Financial Officer of NorthStar Capital Investment Corp., a $2.5 billion privately held REIT. From 1993 to 1998, Mr. Lucas was the Senior Vice President and Chief Financial Officer of Crescent Real Estate Equities Company (“CEI”). Mr. Lucas was instrumental in the MPG and CEI initial public offerings and the development of the corporate strategy of Northstar Capital Investments. Mr. Lucas began his career as an auditor with Arthur Andersen & Company in 1984 and left the firm as an audit manager in 1993 to join Crescent. Mr. Lucas is a CPA and received a bachelor’s degree in business administration from the University of Oklahoma. Mr. Lucas will also serve on the Company’s Board of Directors.
     Mr. Kasim, 39, has an extensive background in real estate finance and accounting areas including public securities offerings, SEC regulations, and real estate acquisitions and operations. Most recently, from 2005 to 2007, Mr. Kasim served as Executive Vice President and Chief Financial Officer of BentleyForbes, a multi-billion dollar, privately held real estate investment firm focused on Class A office and resort properties. While there, he was responsible for all financial, accounting, and asset management areas and also headed the firm’s Hospitality Division. Previously, Mr. Kasim was a Senior Manager with Ernst & Young where he served for over 11 years from 1994 to 2005 advising clients, which included some of the nation’s largest real estate and hospitality companies.

      Mr. Lucas and Mr. Kasim have entered into employment agreements with, and are compensated by, the Advisor.
Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On March 20, 2008, the Board of Directors of the Company approved a new Code of Ethics, which is filed as an Exhibit hereto (the “Code of Ethics”). This Code of Ethics reflects the Company’s business plan and advisory structure following the Effective Date.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired

The Company intends to provide the required financial statements under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Form 8-K.

(b)	Pro Forma Financial Information

The Company intends to provide the required pro forma financial information under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of this Form 8-K.
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Charter

3.2	Amended and Restated Bylaws

3.3	Articles Supplementary Classifying and Designating Proportionate Voting Preferred Stock

10.1	Advisory Agreement, dated as of March 19, 2008, among Pacific Office Properties Trust, Inc., Pacific Office Properties, L.P. and Pacific Office Management, Inc.

Exhibit No.	Description
10.2	Amended and Restated Agreement of Limited Partnership as of March 19, 2008 of Pacific Office Properties, L.P.

10.3	Master Registration Rights Agreement, dated as of March 19, 2008

10.4	Noncompetition Agreement, dated as of March 19, 2008, between Pacific Office Properties, L.P. and Jay H. Shidler

10.5	Form of Indemnity Agreement, dated as of March 19, 2008

14.1	Code of Ethics

Signature(s)
     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.
Dated: March 25, 2008	/s/ James M. Kasim
	Name:	James M. Kasim
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Charter

3.2	Amended and Restated Bylaws

3.3	Articles Supplementary Classifying and Designating Proportionate Voting Preferred Stock

10.1	Advisory Agreement, dated as of March 19, 2008, among Pacific Office Properties Trust, Inc., Pacific Office Properties, L.P. and Pacific Office Management, Inc.

10.2	Amended and Restated Agreement of Limited Partnership as of March 19, 2008 of Pacific Office Properties, L.P.

10.3	Master Registration Rights Agreement, dated as of March 19, 2008

10.4	Noncompetition Agreement, dated as of March 19, 2008, between Pacific Office Properties, L.P. and Jay H. Shidler

10.5	Form of Indemnity Agreement, dated as of March 19, 2008

14.1	Code of Ethics